Exhibit 5.1

10 June, 2013	284-852-1111 audrey.robertson@conyersdill.com

Luxoft Holding, Inc.

24 De Castro Street

Wickhams Cay I

Road Town

Tortola

British Virgin Islands

Dear Sirs,

Re:  Luxoft Holding, Inc. (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with an offering to be made pursuant to a registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2013 (File No. 333-188765) as amended as of its effective date (the “Registration Statement”) relating to the registration under the Act of an aggregate of 4,092,070 Class A ordinary shares of the Company of no par value each (the “Ordinary Shares”), of which 2,046,035 Ordinary Shares are being offered by the Company and 2,046,035 Ordinary Shares are being offered by IBS Group Holding Limited (the “Selling Shareholder”) (together, the “Firm Shares”) and 306,905 Ordinary Shares are being offered by each of the Company and the Selling Shareholder pursuant to an over-allotment option (the “Option Shares”, and together with the Firm Shares, the “Shares”).  We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed the certificate of incorporation, the memorandum of association and the articles of association of the Company, and a company search as obtained from the

Registrar of Corporate Affairs on 10th June, 2013; minutes of a meeting of its directors and minutes of a meeting of its shareholders, each held on 11th March, 2013; minutes of meeting of its directors held on 5th June, 2013 June, 2013 (the “Resolutions”), a certificate of good standing issued by the Registrar of Corporate Affairs and dated June 10th, 2013, a certificate issued by Mossack Fonseca & Co. (B.V.I.) Ltd. in its capacity as registered agent to the Company and dated 10th June, 2013 (the “Registered Agent’s Certificate”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof; and (f) that the contents of the Registered Agent’s Certificate are true and correct as of 10th June, 2013 and as of the date hereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.  This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name therein.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                      The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.                                      The Shares have been duly authorized, and, when issued pursuant to the Company’s memorandum and articles of association, and the consideration therefore is received, will be validly issued, fully paid and non-assessable and no statutory pre-emptive or similar rights exist with respect to any of such Shares or the issue or sale thereof.  The Shares will be deemed to be issued when the name of the registered holder is entered in the Company’s register of members.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman